NEWS RELEASE

For Immediate Release
October 22, 2025

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Record Quarterly Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.7 billion bank holding company headquartered in Charleston, West Virginia, today announced record quarterly net income of $35.2 million and diluted earnings of $2.41 per share for the quarter ended September 30, 2025, driven by strong loan growth, higher net interest income, and continued credit quality stability. In the third quarter of 2025, the Company achieved a return on assets of 2.11% and a return on tangible equity of 22.5%.

Net Interest Income

The Company’s net interest income increased approximately $2.2 million, or 3.7%, from $58.9 million during the second quarter of 2025 to $61.1 million during the third quarter of 2025. The Company’s tax equivalent net interest income increased $2.2 million, or 3.7%, from $59.1 million for the second quarter of 2025 to $61.3 million for the third quarter of 2025. This increase was primarily due to an increase in the yield on loans (8 basis points) and an increase in average loans outstanding ($68.1 million), which increased net interest increased income by $1.0 million and $1.0 million, respectively. In addition, net interest income increased $0.4 million due to an increase in the yield on investments (9 basis points), and by $0.3 million due to a decrease in the cost of interest bearing liabilities (3 basis points). These increases were partially offset by a decrease in the average balance of deposits in depository institutions ($72.7 million) which decreased net interest income by $0.8 million. The Company’s reported net interest margin increased from 3.95% for the second quarter of 2025 to 4.04% for the third quarter of 2025.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned remained stable at 0.32%, or $14.3 million, at September 30, 2025 compared to 0.33%, or $14.2 million, at June 30, 2025. Total past due loans increased slightly from $8.0 million, or 0.18% of total loans outstanding, at June 30, 2025, to $8.3 million, or 0.19% of total loans outstanding at September 30, 2025.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses, the Company recorded a recovery of credit losses of $0.5 million in the third quarter of 2025, compared to a provision for credit losses of $1.2 million for the comparable period in 2024, and a recovery of credit losses of $2.0 million for the second quarter of 2025. The recovery of credit losses in the third quarter was primarily related to net recoveries of $0.4 million for the quarter ended September 30, 2025.

Non-interest Income
Non-interest income was $20.2 million during the quarter ended September 30, 2025, as compared to $20.3 million during the quarter ended September 30, 2024. During the third quarter of 2025, the Company reported $0.1 million of unrealized fair value gains on the Company’s equity securities, as compared to $0.4 million of unrealized fair value gains on the Company’s equity securities during the third quarter of 2024.

Exclusive of these items, non-interest income remained consistent at $20.0 million for both the third quarter of 2024 and the third quarter of 2025. Increases of $0.3 million (4.3%) in service fees and $0.2 million (5.2%) in wealth and investment management fee income were essentially offset by lower bank owned life insurance (due to death benefit proceeds in the third quarter of 2024) of $0.5 million.

Non-interest Expenses

Non-interest expenses increased $0.3 million, or 0.7%, from $37.6 million in the third quarter of 2024 to $37.9 million in the third quarter of 2025. This increase was largely due to an increase in salaries and employee benefits of $0.5 million and an increase of $0.3 million in other tax-related matters. These increases were partially offset by lower advertising $0.4 million and other expenses $0.3 million.

Balance Sheet Trends

Gross loans increased $73.6 million (1.7%) from June 30, 2025 to $4.41 billion at September 30, 2025. Residential real estate loans increased $25.3 million (1.3%), commercial real estate loans increased $24.1 million (1.4%), commercial and industrial loans increased $17.3 million (4.2%), and home equity loans increased $10.8 million (5.2%) during the quarter ended September 30, 2025.

Period-end deposit balances increased $8.8 million, or 0.2%, from June 30, 2025, to September 30, 2025. Total average depository balances remained flat from the quarter ended June 30, 2025 to the quarter ended September 30, 2025. Increases in average time deposit balances of $11.6 million and average noninterest-bearing demand deposit balances of $11.0 million were essentially offset by decreases in average interest bearing demand deposits of $14.3 million and average savings deposit balances of $6.3 million.

Income Tax Expense The Company’s effective income tax rate for the third quarter of 2025 was 19.7%, compared to 19.0% for the year ended December 31, 2024 and 19.7% for the quarter ended September 30, 2024.

Capitalization and Liquidity

The Company’s gross loan to deposit ratio was 83.9% and its gross loan to asset ratio was 66.2% at September 30, 2025. The Company maintained investment securities totaling 23.1% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which funded 58.7% of assets at September 30, 2025. Time deposits funded 19.5% of assets at September 30, 2025, with only 14.9% of time deposits having balances of more than $250,000, reflecting the core retail orientation of the Company.

City Holding Company is the parent company of City National Bank of West Virginia (“City National”). City National has borrowing facilities with the Federal Reserve Bank and the Federal Home Loan Bank that can be accessed as necessary to fund operations and to provide contingency funding. These borrowing facilities are collateralized by various loans held on City National’s balance sheet. As of September 30, 2025, City National had the capacity to borrow an additional $1.7 billion from these existing borrowing facilities. In addition, approximately $725 million of City National’s investment securities were pledged to collateralize customer repurchase agreements and various deposit accounts, leaving approximately $815 million of City National’s investment securities unpledged at September 30, 2025.

The Company continues to be strongly capitalized with tangible equity of $641 million at September 30, 2025. The Company’s tangible equity ratio increased from 9.1% at December 31, 2024 to 9.8% at September 30, 2025. At September 30, 2025, City National’s Leverage Ratio was 10.2%, its Common Equity Tier I ratio was 15.8%, its Tier I Capital ratio was 15.8%, and its Total Risk-Based Capital ratio was 16.3%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On September 24, 2025, the Board of Directors of the Company approved a quarterly cash dividend of $0.87 per share, payable October 31, 2025 to shareholders of record as of October 15, 2025. This represents a 10.0% increase from the $0.79 per share dividend paid on July 31, 2025. At September 30, 2025, City Holding Company had significant resources available to repurchase shares with a cash balance of $54 million and dividends available from City National of $100 million through the nine months ended September 30, 2025. The parent company’s annual expenditures are approximately $50 million (based on the Company’s operating expenses, contractual obligations and current quarterly dividend of $0.87 per share)

City National operates 96 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment; (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions; (7) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries, including changes in deposit insurance premiums; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13) difficulty attracting and retaining key employees; and (14) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its September 30, 2025 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary September 30, 2025 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2025	2025	2025	2024	2024	2025	2024

Earnings
Net Interest Income (fully taxable equivalent)	$61,294	$59,116	$56,007	$55,790	$55,823	$176,416	$165,318
Net Income available to common shareholders	35,188	33,387	30,342	28,654	29,809	98,917	88,447

Per Share Data
Earnings per share available to common shareholders:
Basic	$2.41	$2.29	$2.06	$1.94	$2.02	$6.76	$5.96
Diluted	2.41	2.29	2.06	1.94	2.02	6.75	5.96
Weighted average number of shares (in thousands):
Basic	14,457	14,466	14,616	14,634	14,633	14,512	14,691
Diluted	14,463	14,471	14,631	14,655	14,654	14,521	14,711
Period-end number of shares (in thousands)	14,495	14,495	14,650	14,705	14,702	14,495	14,702
Cash dividends declared	$0.87	$0.79	$0.79	$0.79	$0.79	$2.45	$2.22
Book value per share (period-end)	55.12	52.72	51.63	49.69	50.42	55.12	50.42
Tangible book value per share (period-end)	44.19	41.76	40.74	38.80	39.49	44.19	39.49
Market data:
High closing price	$133.58	$123.42	$120.39	$134.35	$123.29	$133.58	$123.29
Low closing price	118.89	108.93	114.48	113.37	104.53	108.93	98.35
Period-end closing price	123.87	122.42	117.47	118.48	117.39	123.87	117.39
Average daily volume (in thousands)	112	76	63	53	56	84	59
Treasury share activity:
Treasury shares repurchased (in thousands)	—	175	81	—	—	255	179
Average treasury share repurchase price	$—	$111.09	$117.42	$—	$—	$113.09	$100.24

Key Ratios (percent)
Return on average assets	2.11%	2.03%	1.89%	1.75%	1.87%	2.01%	1.88%
Return on average tangible equity	22.5%	22.7%	20.7%	19.4%	20.9%	22.0%	21.9%
Yield on interest earning assets	5.43%	5.38%	5.32%	5.31%	5.43%	5.38%	5.38%
Cost of interest bearing liabilities	1.91%	1.95%	2.02%	2.14%	2.13%	1.96%	2.03%

Net Interest Margin	4.04%	3.95%	3.84%	3.75%	3.87%	3.95%	3.90%
Non-interest income as a percent of total revenue	24.7%	24.7%	25.1%	25.8%	26.5%	24.8%	25.8%
Efficiency Ratio	46.0%	49.0%	49.6%	48.4%	48.8%	48.1%	48.9%
Price/Earnings Ratio (a)	12.84	13.38	14.26	15.27	14.54	13.75	14.76

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.81%	11.37%	11.56%	11.46%	11.45%
Tangible equity to tangible assets	9.84%	9.40%	9.23%	9.06%	9.26%
Consolidated City Holding Company risk based capital ratios (b):
CET I	17.19%	16.78%	16.84%	16.51%	16.64%
Tier I	17.19%	16.78%	16.84%	16.51%	16.64%
Total	17.66%	17.26%	17.36%	17.02%	17.17%
Leverage	11.06%	10.70%	10.76%	10.62%	10.59%
City National Bank risk based capital ratios (b):
CET I	15.83%	15.10%	14.38%	13.55%	16.00%
Tier I	15.83%	15.10%	14.38%	13.55%	16.00%
Total	16.30%	15.58%	14.90%	14.05%	16.52%
Leverage	10.18%	9.63%	9.19%	8.72%	10.17%

Other (period-end)
Branches	96	96	97	97	97
FTE	934	934	942	941	940

Assets per FTE (in thousands)	$7,138	$7,064	$7,028	$6,864	$6,845
Deposits per FTE (in thousands)	5,629	5,619	5,580	5,467	5,428

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) September 30, 2025 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2025	2025	2025	2024	2024	2025	2024
Interest Income
Interest and fees on loans	$64,606	$62,588	$60,917	$61,701	$61,407	$188,111	$179,820
Interest on investment securities:
Taxable	15,947	15,347	13,945	13,742	14,403	45,239	40,390
Tax-exempt	708	712	724	789	824	2,144	2,492
Interest on deposits in depository institutions	829	1,644	1,802	2,588	1,417	4,275	4,907
Total Interest Income	82,090	80,291	77,388	78,820	78,051	239,769	227,609

Interest Expense
Interest on deposits	16,201	16,492	16,852	17,463	17,072	49,545	47,066
Interest on customer repurchase agreements	3,196	3,307	3,169	4,191	3,788	9,672	11,309
Interest on FHLB long-term advances	1,586	1,568	1,552	1,586	1,586	4,706	4,577
Total Interest Expense	20,983	21,367	21,573	23,240	22,446	63,923	62,952
Net Interest Income	61,107	58,924	55,815	55,580	55,605	175,846	164,657
(Recovery of) Provision for credit losses	(500)	(2,000)	—	300	1,200	(2,500)	1,520
Net Interest Income After (Recovery of) Provision for Credit Losses	61,607	60,924	55,815	55,280	54,405	178,346	163,137

Non-Interest Income
Net gains (losses) on sale of investment securities	37	150	—	(2,812)	(12)	187	(13)
Unrealized gains (losses) recognized on securities still held	96	(263)	(5)	(390)	353	(172)	565
Service charges	7,852	7,264	7,151	7,679	7,531	22,267	21,546
Bankcard revenue	7,324	7,233	6,807	7,109	7,346	21,364	21,391
Wealth and investment management fee income	3,075	3,016	2,902	2,947	2,923	8,993	8,308
Bank owned life insurance	919	942	1,153	855	1,435	3,014	3,137
Other income	851	894	729	739	772	2,474	2,273
Total Non-Interest Income	20,154	19,236	18,737	16,127	20,348	58,127	57,207

Non-Interest Expense
Salaries and employee benefits	19,779	19,995	19,194	19,489	19,245	58,968	56,874
Occupancy related expense	2,340	2,316	2,582	2,308	2,387	7,238	7,307
Equipment and software related expense	3,618	3,554	3,470	3,683	3,431	10,642	9,490
Bankcard expenses	2,191	2,203	2,215	1,909	2,271	6,609	6,600
Other tax-related matters	2,104	2,327	2,262	1,873	1,756	6,693	5,803
Advertising	668	964	873	901	1,081	2,505	2,920
FDIC insurance expense	761	756	776	729	734	2,293	2,163
Legal and professional fees	549	651	582	629	500	1,782	1,533

Repossessed asset losses (gains), net of expenses	37	292	(66)	(10)	21	263	256
Other expenses	5,868	5,941	5,747	5,414	6,212	17,556	17,364
Total Non-Interest Expense	37,915	38,999	37,635	36,925	37,638	114,549	110,310
Income Before Income Taxes	43,846	41,161	36,917	34,482	37,115	121,924	110,034
Income tax expense	8,658	7,774	6,575	5,828	7,306	23,007	21,587
Net Income Available to Common Shareholders	$35,188	$33,387	$30,342	$28,654	$29,809	$98,917	$88,447

Distributed earnings allocated to common shareholders	$12,495	$11,346	$11,483	$11,511	$11,506	$35,186	$32,333
Undistributed earnings allocated to common shareholders	22,370	21,735	18,624	16,881	18,025	62,867	55,291
Net earnings allocated to common shareholders	$34,865	$33,081	$30,107	$28,392	$29,531	$98,053	$87,624

Average common shares outstanding	14,457	14,466	14,616	14,634	14,633	14,512	14,691
Shares for diluted earnings per share	14,463	14,471	14,631	14,655	14,654	14,521	14,711

Basic earnings per common share	$2.41	$2.29	$2.06	$1.94	$2.02	$6.76	$5.96
Diluted earnings per common share	$2.41	$2.29	$2.06	$1.94	$2.02	$6.75	$5.96

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Assets
Cash and due from banks	$129,665	$145,876	$135,029	$117,580	$161,333
Interest-bearing deposits in depository institutions	95,929	26,248	249,676	107,809	132,616
Cash and cash equivalents	225,594	172,124	384,705	225,389	293,949

Investment securities available-for-sale, at fair value	1,510,772	1,562,423	1,416,808	1,421,306	1,462,795
Other securities	29,878	29,768	29,809	29,803	30,859
Total investment securities	1,540,650	1,592,191	1,446,617	1,451,109	1,493,654

Gross loans	4,412,775	4,339,196	4,285,824	4,274,776	4,157,830
Allowance for credit losses	(19,658)	(19,724)	(21,669)	(21,922)	(21,832)
Net loans	4,393,117	4,319,472	4,264,155	4,252,854	4,135,998

Bank owned life insurance	123,506	122,587	121,738	120,887	120,061
Premises and equipment, net	69,539	69,038	69,696	70,539	70,651
Accrued interest receivable	21,890	21,654	21,603	20,650	21,785
Net deferred tax assets	32,159	33,994	35,184	41,704	33,497
Intangible assets	158,414	158,957	159,501	160,044	160,640
Other assets	102,763	108,120	119,757	116,283	104,079
Total Assets	$6,667,632	$6,598,137	$6,622,956	$6,459,459	$6,434,314

Liabilities
Deposits:
Noninterest-bearing	$1,377,313	$1,383,247	$1,365,870	$1,344,449	$1,339,538
Interest-bearing:
Demand deposits	1,338,872	1,333,858	1,355,806	1,335,220	1,351,239
Savings deposits	1,238,832	1,244,179	1,260,903	1,215,358	1,208,828
Time deposits	1,302,575	1,287,536	1,275,890	1,249,123	1,203,046
Total deposits	5,257,592	5,248,820	5,258,469	5,144,150	5,102,651

Customer repurchase agreements	369,012	339,834	347,729	325,655	339,153
FHLB long-term advances	150,000	150,000	150,000	150,000	150,000
Other liabilities	92,085	95,268	110,422	108,990	101,211
Total Liabilities	$5,868,689	$5,833,922	$5,866,620	$5,728,795	$5,693,015

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	173,733	172,853	174,300	176,506	175,602
Retained earnings	915,971	893,422	871,406	852,757	835,778
Treasury stock	(254,153)	(254,181)	(237,038)	(230,499)	(230,836)
Accumulated other comprehensive loss:
Unrealized loss on securities available-for-sale	(82,785)	(94,056)	(98,509)	(114,277)	(84,283)
Underfunded pension liability	(1,442)	(1,442)	(1,442)	(1,442)	(2,581)
Total Accumulated Other Comprehensive Loss	(84,227)	(95,498)	(99,951)	(115,719)	(86,864)
Total Stockholders' Equity	798,943	764,215	756,336	730,664	741,299
Total Liabilities and Stockholders' Equity	$6,667,632	$6,598,137	$6,622,956	$6,459,459	$6,434,314

Regulatory Capital
Total CET 1 capital	$726,739	$702,729	$698,721	$688,707	$669,862
Total tier 1 capital	726,738	702,729	698,721	688,707	669,862
Total risk-based capital	746,422	722,477	720,400	709,820	690,857
Total risk-weighted assets	4,226,712	4,186,844	4,150,062	4,171,271	4,024,686

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024

Commercial and industrial	$426,654	$409,317	$423,265	$419,838	$424,414

1-4 Family	204,280	199,400	195,641	197,258	194,670
Hotels	397,338	380,496	372,758	389,660	383,232
Multi-family	233,678	221,970	215,546	240,943	193,875
Non Residential Non-Owner Occupied	728,625	740,104	742,323	707,265	665,210
Non Residential Owner Occupied	239,058	236,935	232,732	233,497	236,826
Commercial real estate (1)	1,802,979	1,778,905	1,759,000	1,768,623	1,673,813

Residential real estate (2)	1,909,791	1,884,449	1,841,851	1,823,610	1,806,578
Home equity	218,750	207,906	203,253	199,192	190,149
Consumer	50,056	52,795	54,670	57,816	58,710
DDA overdrafts	4,545	5,824	3,785	5,697	4,166
Gross Loans	$4,412,775	$4,339,196	$4,285,824	$4,274,776	$4,157,830

Construction loans included in:
(1) - Commercial real estate loans	$31,892	$28,781	$25,683	$24,681	$2,736
(2) - Residential real estate loans	6,785	6,416	5,276	7,547	7,604

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2025	2025	2025	2024	2024	2025	2024
Allowance for Loan Losses
Balance at beginning of period	$19,724	$21,669	$21,922	$21,832	$22,688	$21,922	$22,745

Charge-offs:
Commercial and industrial	(7)	—	(30)	(99)	(206)	(37)	(573)
Commercial real estate	(2)	—	(220)	—	(1,909)	(222)	(1,980)
Residential real estate	(160)	(49)	—	(75)	(43)	(209)	(348)
Home equity	(55)	(97)	(1)	(23)	(57)	(153)	(205)
Consumer	(9)	(36)	(129)	(23)	(24)	(174)	(159)
DDA overdrafts	(399)	(327)	(379)	(405)	(436)	(1,105)	(1,165)
Total charge-offs	(632)	(509)	(759)	(625)	(2,675)	(1,900)	(4,430)

Recoveries:
Commercial and industrial	400	15	37	1	24	452	87
Commercial real estate	202	51	30	12	193	283	369
Residential real estate	35	49	1	3	27	85	255
Home equity	64	96	4	17	13	164	60
Consumer	16	25	9	15	25	50	147
DDA overdrafts	349	328	425	367	337	1,102	1,079
Total recoveries	1,066	564	506	415	619	2,136	1,997

Net recoveries (charge-offs)	434	55	(253)	(210)	(2,056)	236	(2,433)
(Recovery of) Provision for credit losses	(500)	(2,000)	—	300	1,200	(2,500)	1,520
Balance at end of period	$19,658	$19,724	$21,669	$21,922	$21,832	$19,658	$21,832

Loans outstanding	$4,412,775	$4,339,196	$4,285,824	$4,274,776	$4,157,830
Allowance as a percent of loans outstanding	0.45%	0.45%	0.51%	0.51%	0.53%
Allowance as a percent of non-performing loans	142.5%	140.3%	135.5%	154.3%	141.1%

Average loans outstanding	$4,378,342	$4,310,222	$4,292,794	$4,215,962	$4,133,520	$4,327,432	$4,106,271
Net (recoveries) charge-offs (annualized) as a percent of average loans outstanding	(0.04)%	(0.01)%	0.02%	0.02%	0.20%	(0.01)%	0.08%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Nonaccrual Loans
Residential real estate	$2,624	$3,602	$3,226	$2,823	$2,596
Home equity	498	283	269	212	109
Commercial and industrial	555	600	2,781	3,161	3,631
Commercial real estate	9,169	9,515	9,692	7,833	9,031
Consumer	—	—	—	—	—
Total nonaccrual loans	12,846	14,000	15,968	14,029	15,367
Accruing loans past due 90 days or more	946	63	26	182	102
Total non-performing loans	13,792	14,063	15,994	14,211	15,469
Other real estate owned	485	185	457	754	729
Total Non-Performing Assets	$14,277	$14,248	$16,451	$14,965	$16,198

Non-performing assets as a percent of loans and other real estate owned	0.32%	0.33%	0.38%	0.35%	0.39%

Past Due Loans
Residential real estate	$5,635	$6,497	$5,936	$7,012	$8,205
Home equity	651	788	892	902	1,571
Commercial and industrial	140	—	4	—	57
Commercial real estate	1,314	202	476	240	992
Consumer	221	163	9	273	161
DDA overdrafts	328	336	214	391	333
Total Past Due Loans	$8,289	$7,986	$7,531	$8,818	$11,319

Total past due loans as a percent of loans outstanding	0.19%	0.18%	0.18%	0.21%	0.27%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$2,106,823	$28,235	5.32%	$2,068,082	$27,015	5.24%	$1,984,502	$25,654	5.14%
Commercial, financial, and agriculture (2)	2,215,319	35,443	6.35%	2,184,357	34,640	6.36%	2,082,888	34,708	6.63%
Installment loans to individuals (2), (3)	56,200	928	6.55%	57,783	935	6.49%	66,130	1,045	6.29%
Total loans	4,378,342	64,606	5.85%	4,310,222	62,590	5.82%	4,133,520	61,407	5.91%
Securities:
Taxable	1,435,540	15,947	4.41%	1,416,770	15,347	4.34%	1,343,323	14,402	4.27%
Tax-exempt (4)	127,878	895	2.78%	128,165	902	2.82%	159,225	1,043	2.61%
Total securities	1,563,418	16,842	4.27%	1,544,935	16,249	4.22%	1,502,548	15,445	4.09%
Deposits in depository institutions	74,918	829	4.39%	147,662	1,644	4.47%	103,322	1,417	5.46%
Total interest-earning assets	6,016,678	82,277	5.43%	6,002,819	80,483	5.38%	5,739,390	78,269	5.43%
Cash and due from banks	96,097			94,199			110,765
Premises and equipment, net	69,355			69,523			70,998
Goodwill and intangible assets	158,619			159,164			161,009
Other assets	282,993			291,943			292,758
Less: Allowance for loan losses	(20,109)			(22,127)			(23,205)
Total Assets	$6,603,633			$6,595,521			$6,351,715

Liabilities:
Interest-bearing demand deposits	$1,329,234	$3,378	1.01%	$1,343,532	$3,332	0.99%	$1,321,922	$4,100	1.23%
Savings deposits	1,241,494	2,348	0.75%	1,247,766	2,302	0.74%	1,220,009	2,200	0.72%
Time deposits (2)	1,295,424	10,475	3.21%	1,283,806	10,858	3.39%	1,174,217	10,772	3.65%
Customer repurchase agreements	343,903	3,196	3.69%	359,626	3,307	3.69%	323,844	3,788	4.65%
FHLB long-term advances	150,000	1,586	4.19%	150,000	1,568	4.19%	150,000	1,586	4.21%
Total interest-bearing liabilities	4,360,055	20,983	1.91%	4,384,730	21,367	1.95%	4,189,992	22,446	2.13%
Noninterest-bearing demand deposits	1,374,486			1,363,481			1,334,762
Other liabilities	89,456			97,480			99,797
Stockholders' equity	779,636			749,830			727,164
Total Liabilities and Stockholders' Equity	$6,603,633			$6,595,521			$6,351,715
Net Interest Income		$61,294			$59,116			$55,823
Net Yield on Earning Assets			4.04%			3.95%			3.87%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:
Loan fees, net		$39			$6			$127

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$166	$57	$27
Commercial, financial, and agriculture	535	676	$752
Installment loans to individuals	2	—	$5
Time deposits	3	3	$14
Total	$706	$736	$798

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended
	September 30, 2025			September 30, 2024
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$2,068,502	$81,373	5.26%	$1,968,377	$74,566	5.06%
Commercial, financial, and agriculture (2)	2,200,471	103,959	6.32%	2,070,431	102,211	6.59%
Installment loans to individuals (2), (3)	58,459	2,779	6.36%	67,463	3,042	6.02%
Total loans	4,327,432	188,111	5.81%	4,106,271	179,819	5.85%
Securities:
Taxable	1,390,756	45,239	4.35%	1,282,167	40,390	4.21%
Tax-exempt (4)	130,179	2,714	2.79%	159,654	3,154	2.64%
Total securities	1,520,935	47,953	4.22%	1,441,821	43,544	4.03%
Deposits in depository institutions	128,556	4,275	4.45%	119,649	4,907	5.48%
Total interest-earning assets	5,976,923	240,339	5.38%	5,667,741	228,270	5.38%
Cash and due from banks	96,370			104,269
Premises and equipment, net	69,721			71,479
Goodwill and intangible assets	159,162			161,622
Other assets	291,080			305,113
Less: Allowance for loan losses	(21,499)			(23,014)
Total Assets	$6,571,757			$6,287,210

Liabilities:
Interest-bearing demand deposits	$1,336,129	$10,007	1.00%	$1,308,779	$11,384	1.16%
Savings deposits	1,242,141	6,921	0.74%	1,240,788	6,705	0.72%
Time deposits (2)	1,281,575	32,616	3.40%	1,124,295	28,977	3.44%
Customer repurchase agreements	345,735	9,672	3.74%	324,631	11,309	4.65%
FHLB long-term advances	150,000	4,707	4.20%	145,620	4,577	4.20%
Total interest-bearing liabilities	4,355,580	63,923	1.96%	4,144,113	62,952	2.03%
Noninterest-bearing demand deposits	1,358,250			1,332,988
Other liabilities	97,024			109,194
Stockholders' equity	760,903			700,915
Total Liabilities and Stockholders' Equity	$6,571,757			$6,287,210
Net Interest Income		$176,416			$165,318
Net Yield on Earning Assets			3.95%			3.90%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$246			$320

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$245	$145
Commercial, financial, and agriculture	1,741	2,499
Installment loans to individuals	6	17
Time deposits	13	98
	$2,005	$2,759

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2025	2025	2025	2024	2024	2025	2024
Net Interest Income/Margin
Net interest income ("GAAP")	$61,107	$58,924	$55,815	$55,580	$55,605	$175,846	$164,657
Taxable equivalent adjustment	187	192	192	210	218	570	661
Net interest income, fully taxable equivalent	$61,294	$59,116	$56,007	$55,790	$55,823	$176,416	$165,318

Tangible Equity Ratio (period-end)
Equity to assets ("GAAP")	11.98%	11.58%	11.41%	11.31%	11.52%
Effect of goodwill and other intangibles, net	(2.14)	(2.18)	(2.18)	(2.25)	(2.26)
Tangible common equity to tangible assets	9.84%	9.40%	9.23%	9.06%	9.26%

Commercial Loan Information (period-end)

Commercial Sector	Total	% of Total Loans	Average DSC	Average LTV

Natural Gas Extraction	$48,855	1.11%	2.86	NA
Natural Gas Distribution	13,033	0.30	2.55	NA
Masonry Contractors	26,460	0.60	1.01	100%
Sheet Metal Work Manufacturing	27,357	0.62	1.40	68%
Beer & Ale Merchant Wholesalers	25,487	0.58	1.53	NA
Gasoline Stations with Convenience Stores	41,152	0.94	5.07	65%
Lessors of Residential Buildings & Dwellings	495,937	11.27	1.64	67%
1-4 Family	190,495	4.33	2.96	71%
Multi-Family	209,438	4.76	1.80	68%
Lessors of Nonresidential Buildings	606,257	13.78	1.42	65%
Office Buildings	166,592	3.79	1.65	62%
Lessors of Mini-Warehouses & Self-Storage Units	54,757	1.24	1.23	60%
Assisted Living Facilities	25,712	0.58	1.46	52%
Hotels & Motels	397,755	9.04	1.77	67%

	Average Balance	Median Balance
Commercial Loans	$487	$100
Commercial Real Estate Loans	555	129

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Estimated Uninsured Deposits by Deposit Type
	September 30, 2025	June 30, 2025
Noninterest-Bearing Demand Deposits	17%	16%

Interest-Bearing Deposits
Demand Deposits	15%	14%
Savings Deposits	13%	12%
Time Deposits	17%	17%
Total Deposits	15%	15%

The amounts listed above represent management's best estimate as of the respective period shown of uninsured deposits (either with balances above $250,000 or not collateralized by investment securities).

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Net Growth in DDA Accounts
Year	New DDA Accounts	Net Number of New Accounts	Percentage

2025	24,379	3,763	1.4%
2024	32,238	4,497	1.8%
2023*	31,745	4,768	1.9%
2022	28,442	4,544	1.9%
2021	32,800	8,860	3.8%
2020	30,360	6,740	3.0%
2019	32,040	3,717	1.7%
2018*	30,400	4,310	2.2%

* - amounts exclude accounts added in connection with the acquisitions of Poage Bankshares, Inc. (2018), Farmers Deposit Bancorp, Inc.(2018) and Citizens Commerce Bancshares, Inc. (2023).